EXHIBIT 32 - CEO AND CFO CERTIFICATION


Exhibit 32.1

Statement Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned are the Chief Executive Officer and Chief Financial Officer of OBN Holdings, Inc. (the "Company"). This Certificate is made pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 (the "10-Q Report").

The undersigned certifies that the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: November 16, 2009                    /s/roger neal smith
                                           Roger N. Smith
                                           Chief Executive Officer


Date: November 16, 2009                    /s/larry taylor
                                           Larry Taylor
                                           Chief Financial Officer